CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XV, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 12, 2003

                                         /s/ James M. Seneff, Jr.
                                         -----------------------------------
                                         Name:  James M. Seneff, Jr.
                                         Title: Chief Executive Officer


                                         A  signed   original  of  this  written
                                         statement  required  by Section 906 has
                                         been  provided  to CNL Income  Fund XV,
                                         Ltd. and will be retained by CNL Income
                                         Fund  XV,  Ltd.  and  furnished  to the
                                         Securities  and Exchange  Commission or
                                         its staff upon request.